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Exhibit 21.1

Subsidiaries of Bruker Corporation

Name of Subsidiary	Jurisdiction of Incorporation
Bruker AXS Inc.	Delaware, USA
Bruker Daltonics Inc.	Delaware, USA
Bruker Optics Inc.	Delaware, USA
Bruker BioSciences Security Corp.	Massachusetts, USA
Bruker AXS GmbH(1)	Germany
Bruker AXS B.V.(2)	The Netherlands
Bruker AXS K.K.(2)	Japan
KeyMaster Technologies(2)	Delaware, USA
Bruker Austria GmbH(3)	Austria
Bruker AXS Analytical Instruments Pvt. Ltd.(3)	India
Bruker AXS Ltd.(3)	United Kingdom
Bruker AXS Microanalysis GmbH(3)	Germany
Bruker AXS Nordic AB(3)	Sweden
Bruker AXS Pte Ltd(3)	Singapore
Bruker AXS S.r.l.(3)	Italy
Bruker AXS SAS(3)	France
Bruker do Brasil Ltda.(3)	Brazil
Bruker Mexicana S.A. de C.V.(3)	Mexico
Bruker Polska Sp. Z o.o.(3)	Poland
Bruker Quantron GmbH(3)	Germany
Bruker South Africa (Pty) Ltd.(3)	South Africa
Bruker Baltic Ltd.(4)	Latvia
InCoaTec GmbH(5)	Germany
Spectral Solutions AB(6)	Sweden
Bruker Daltonik GmbH(7)	Germany
Bruker BioSciences Espanola S.A.(8)	Spain
Bruker BioSciences Korea Co., Ltd.(8)	South Korea
Bruker BioSciences Pty. Ltd.(8)	Australia
Bruker BioSciences Taiwan Co. Ltd.(8)	Taiwan
Bruker Daltonics B.V.(8)	The Netherlands
Bruker Daltonics GmbH(8)	Switzerland
Bruker Daltonics K.K.(8)	Japan
Bruker Daltonics LTD(8)	Canada
Bruker Daltonics Ltd.(8)	United Kingdom
Bruker Daltonics NBC Detection Corp.(8)	Massachusetts, USA
Bruker Daltonics Pte Ltd(8)	Singapore
Bruker Daltonics S.r.l.(8)	Italy
Bruker Daltonics Scandinavia AB(8)	Sweden
Bruker Daltonics South Africa(8)	South Africa
Bruker Daltonics SPRL/BVBA(8)	Belgium
Bruker Daltonique S.A.(8)	France
Bruker Optik GmbH(9)	Germany
Bruker Optics GmbH(9)	Switzerland
Bruker Optics K.K.(9)	Japan
Bruker Optics Ltd.(9)	Canada
Bruker Optics Ltd.(9)	United Kingdom
Bruker Instruments Ltd.(10)	China
Bruker Optics AB(10)	Sweden
Bruker Optics B.V.(10)	The Netherlands
Bruker Optics S.r.l.(10)	Italy
Bruker Optics Ukraine(10)	Ukraine
Bruker Optik Asia Pacific Limited(10)	Hong Kong
Bruker Optique SA(10)	France
Bruker Optics Korea(11)	South Korea
Bruker Optics Taiwan Ltd.(12)	Taiwan
Bruker Optik Southeast Asia Pte Ltd(12)	Singapore
Interspectra OU(13)	Estonia

(1)
Bruker AXS GmbH is 90% owned by Bruker AXS Inc. and 10% by Bruker Corporation.

(2)
These entities are wholly-owned subsidiaries of Bruker AXS Inc.

(3)
These entities are wholly-owned subsidiaries of Bruker AXS GmbH.

(4)
Bruker Baltic Ltd. is an indirect subsidiary of Bruker AXS GmbH. Bruker Baltic Ltd. is owned 90% by Bruker AXS GmbH.

(5)
InCoaTec GmbH is an indirect subsidiary of Bruker AXS GmbH. InCoaTec GmbH is owned 51% by Bruker AXS GmbH.

(6)
Spectral Solutions AB is a wholly-owned subsidiary of Bruker AXS Nordic AB.

(7)
Bruker Daltonik GmbH is 90% owned by Bruker Daltonics Inc. and 10% by Bruker Corporation.

(8)
These entities are wholly-owned subsidiaries of Bruker Daltonics Inc.

(9)
These entities are wholly-owned subsidiaries of Bruker Optics Inc.

(10)
These entities are wholly-owned subsidiaries of Bruker Optik GmbH.

(11)
Bruker Optics Korea is a wholly-owned subsidiary of Bruker Optics K.K.

(12)
These entities are wholly-owned subsidiaries of Bruker Optik Asia Pacific Limited.

(13)
Interspectra OU is an indirect subsidiary of Bruker Optik GmbH. Interspectra OU is owned 76% by Bruker Optik GmbH.

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  Exhibit 21.1
Subsidiaries of Bruker Corporation